Tyler Technologies Reports Earnings for Fourth Quarter 2016

Total revenues grow 22 percent; License and royalties revenues rise 38 percent

PLANO, Texas – Feb. 8, 2017 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the fourth quarter and year ended December 31, 2016.

Fourth Quarter 2016 Financial Highlights:

•	Total revenues were $193.3 million, up 21.6 percent from $158.9 million for the fourth quarter of 2015. Organic growth was 12.1 percent.

•	Recurring revenue from maintenance and subscriptions was $123.0 million, an increase of 25.0 percent compared to the fourth quarter of 2015, and comprised 63.6 percent of fourth quarter 2016 revenue.

•	Operating income was $35.4 million, an increase of 79.0 percent from $19.8 million for the fourth quarter of 2015.

•	Net income was $31.2 million, or $0.80 per diluted share, up 262.0 percent compared to $8.6 million, or $0.23 per diluted share, for the fourth quarter of 2015.

•	Cash flows from operations were $51.8 million compared to $53.6 million for the fourth quarter of 2015.

•	Non-GAAP total revenues were $195.1 million, up 20.3 percent from $162.1 million for the fourth quarter of 2015.

•	Non-GAAP operating income was $54.8 million, up 34.7 percent from $40.7 million for the fourth quarter of 2015.

•	Non-GAAP net income was $35.2 million, or $0.90 per diluted share, up 57.3 percent compared to $22.4 million, or $0.59 per diluted share, for the fourth quarter of 2015.

•	Adjusted EBITDA was $58.2 million, up 37.8 percent compared to $42.3 million for the fourth of 2015.

•	The company repurchased approximately 125,000 shares of its common stock during the quarter at an average price of $146.02.

Full Year 2016 Financial Highlights:

•	Total revenues were $756.0 million, up 27.9 percent from $591.0 million in 2015. Organic growth was 11.8 percent.

•	Recurring revenue from maintenance and subscriptions was $465.7 million, an increase of 30.3 percent compared to 2015, and comprised 61.6 percent of 2016 revenue.

•	Operating income was $131.3 million, an increase of 21.5 percent from $108.0 million in 2015.

•	Net income was $109.9 million, or $2.82 per diluted share, up 69.4 percent compared to $64.9 million, or $1.77 per diluted share, in 2015.

•	Cash flows from operations were $191.9 million compared to $134.3 million in 2015.

Tyler Technologies Reports Earnings
For Fourth Quarter 2016
Feb. 8, 2017

•	Non-GAAP total revenues were $771.6 million, up 29.8 percent from $594.2 million in 2015.

•	Non-GAAP operating income was $213.5 million, up 43.1 percent from $149.2 million in 2015.

•	Non-GAAP net income was $135.8 million, or $3.49 per diluted share, up 46.6 percent compared to $92.7 million, or $2.54 per diluted share, in 2015.

•	Adjusted EBITDA was $226.4 million, up 43.7 percent compared to $157.5 million in 2015.

•
Total backlog was $953.3 million, up 12.9 percent from $844.5 million at December 31, 2015. Software-related backlog (excluding appraisal services) was $914.6 million, an increase of 14.8 percent compared to $797.0 million at December 31, 2015.

•	The company repurchased approximately 882,000 shares of its common stock during the year at an average price of $127.75.

“Our fourth quarter performance provided a strong finish to another great year for Tyler,” said John S. Marr Jr., Tyler’s chairman and chief executive officer. “Software licenses and royalties revenue grew 38 percent, of which 20 percent was organic, and subscription revenue grew 23 percent, which was almost all organic. With the addition of New World's operations for a full year, we achieved exceptional margin expansion while investing in product development at a high level, as our non-GAAP gross and operating margins increased by 270 and 300 basis points, respectively. Without the increase in diluted shares resulting from the adoption of ASU 2016-09, our fourth quarter and full year non-GAAP diluted earnings per share would have been $0.91 and $3.53, respectively.

“We had another solid quarter for bookings, which rose more than 18 percent and drove backlog to a new high of $953 million, reflecting Tyler's very strong competitive position in the local government space. We're also pleased with our progress in 2016 on the integration of New World's products and operations. Our balance sheet continues to be extremely strong, and our cash flows from operations for the year rose 43 percent. As we evaluate opportunities for deploying capital, our plans for 2017 include significant product development investments aimed at further strengthening our leadership positions and driving new long-term growth opportunities,” said Marr.

Adoption of New Share-Based Compensation Expense Accounting Standard
In the fourth quarter, Tyler Technologies adopted ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which addresses, among other items, the accounting for income taxes and cash flow presentation of share-based compensation. Under ASU 2016-09, excess tax benefits and deficiencies generated upon the settlement or exercise of stock awards are no longer recognized as additional paid-in capital but are instead recognized as adjustments to income tax expense. The change in accounting for income taxes is effective on a prospective basis as of the beginning of the 2016 fiscal year. Also, cash flows related to excess tax benefits are required to be presented as an operating activity rather than a financing activity. The statements of cash flows for 2016 and 2015 reflect the cash flow classifications under the new ASU.

The early adoption of ASU 2016-09 increased GAAP net income and GAAP diluted earnings per share by $20.4 million and $0.50, respectively, for the nine months ended September 30, 2016, and increased net cash provided by operating activities by $18.8 million for the nine months ended September 30, 2016, with a corresponding $18.8 million increase in net cash used by financing activities. The early adoption of ASU 2016-09 decreased non-GAAP diluted earnings per share by $0.04 for the nine months ended September 30,

Tyler Technologies Reports Earnings
For Fourth Quarter 2016
Feb. 8, 2017

2016. In addition, retrospective application related to cash flow presentation increased net cash provided by operating activities by $29.6 million for the year ended December 31, 2016, with a corresponding $29.6 million increase in net cash used by financing activities. For the three months and year ended December 31, 2015, the retrospective application related to cash flow presentation increased net cash provided by operating activities by $34.5 million and $45.3 million, respectively, with a corresponding $34.5 million and $45.3 million decrease in net cash provided by financing activities, respectively. Recast amounts can be found in the supplemental financial information section of this release.

Guidance for 2017

As of February 8, 2017, Tyler Technologies is providing the following guidance for the full year 2017:

•	GAAP total revenues are expected to be in the range of $844 million to $854 million.

•	Non-GAAP total revenues are expected to be in the range of $845 million to $855 million.

•	GAAP diluted earnings per share are expected to be approximately $3.26 to $3.34 and may vary significantly due to the impact of stock option exercises on the GAAP effective tax rate under ASU 2016-09.

•	Non-GAAP diluted earnings per share are expected to be approximately $3.83 to $3.91.

•	Pretax non-cash, share-based compensation expense is expected to be approximately $37 million.

•	Fully diluted shares for the year are expected to be between 39 million and 40 million shares.

•
GAAP earnings per share assumes an estimated effective tax rate of approximately 20 percent after discrete tax items, and includes approximately $29 million of discrete tax benefits related to share-based compensation.

•	The non-GAAP effective tax rate is expected to be 35.5 percent.

•
Capital expenditures are expected to be between $52 million and $54 million, including approximately $24 million related to real estate. Total depreciation and amortization expense is expected to be approximately $50 million, including approximately $35 million of amortization of acquisition intangibles.

GAAP to non-GAAP guidance reconciliation
Non-GAAP total revenues is derived from adding back the estimated full year impact of write-downs of acquisition-related deferred revenue and amortization of acquired leases of approximately $1 million. Non-GAAP diluted earnings per share is derived by adding back the estimated full year impact of non-cash share-based compensation expense and employer portion of payroll tax related to employee stock transactions of approximately $38 million, and amortization of acquired software and intangible assets of approximately $35 million. Additionally, the non-GAAP tax rate of 35.5 percent is estimated annually as described below under "Non-GAAP Financial Measures" and excludes approximately $29 million of discrete tax benefits related to share-based compensation that are included in the GAAP estimated annual effective tax rate.

Conference Call

Tyler Technologies will hold a conference call on Thursday, February 9, at 10:00 a.m. EDT to discuss the company’s results. The company is offering participants the opportunity to register in advance for the

Tyler Technologies Reports Earnings
For Fourth Quarter 2016
Feb. 8, 2017

conference through the following link: http://dpregister.com/10098120. Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them immediate access to the call on February 9, 2017.

Participants who do not wish to pre-register for the call may dial in using 844-861-5506 (U.S. callers) or 412-317-6587 (international callers) or 866-450-4696 (Canada callers), and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through February 15, 2017. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference passcode 10098120.

The live webcast and archived replay can also be accessed at http://investors.tylertech.com/Presentations.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) is a leading provider of end-to-end information management solutions and services for local governments. Tyler partners with clients to empower the public sector - cities, counties, schools and other government entities - to become more efficient, more accessible and more responsive to the needs of their constituents. Tyler's client base includes more than 15,000 local government offices in all 50 states, Canada, the Caribbean, the United Kingdom and other international locations. In 2016, Forbes ranked Tyler on its "Most Innovative Growth Companies" list, and it has also named Tyler one of "America's Best Small Companies" eight times. The company has been included six times on the Barron's 400 Index, a measure of the most promising companies in America. More information about Tyler Technologies, headquartered in Plano, Texas, can be found at www.tylertech.com.

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, and adjusted EBITDA. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-
GAAP financial measures. Non-GAAP financial measures discussed above exclude write-downs of acquisition-related deferred revenue and acquired leases, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, acquisition-related costs, expenses associated with amortization of intangibles arising from business combinations, and the impact from the adoption of ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, on our income tax provision.

Historically, for the purpose of determining non-GAAP net income, Tyler has used a non-GAAP tax rate of 35 percent in its calculation of the tax impact related to certain non-GAAP adjustments. Beginning in 2017, Tyler intends to adjust non-GAAP financial income using a tax rate equal to Tyler's annual estimated tax rate on non-GAAP income. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in future periods will be reviewed

Tyler Technologies Reports Earnings
For Fourth Quarter 2016
Feb. 8, 2017

annually to determine whether it remains appropriate in consideration of factors including Tyler's periodic effective tax rate calculated in accordance with GAAP, changes resulting from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as wells as the methodology applied to Tyler's estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (2) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (3) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (4) material portions of our business require the Internet infrastructure to be adequately maintained; (5) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (6) general economic, political and market conditions; (7) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (8) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (9) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (10) costs of compliance and any failure to comply with government and stock exchange regulations. A detailed discussion of these factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.
###
(Comparative results follow)

Tyler Technologies Reports Earnings
For Fourth Quarter 2016
Feb. 8, 2017

Contact: Brian K. Miller
Executive Vice President - CFO
Tyler Technologies, Inc.
972-713-3720
brian.miller@tylertech.com

17-XX

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenues:
Software licenses and royalties	$19,975	$14,432	$74,306	$59,008
Subscriptions	37,778	30,660	142,704	111,933
Software services	41,595	38,087	174,804	139,852
Maintenance	85,194	67,708	322,969	245,537
Appraisal services	6,204	5,728	26,287	25,065
Hardware and other	2,535	2,301	14,973	9,627
Total revenues	193,281	158,916	756,043	591,022

Cost of revenues:
Software licenses and royalties	1,037	449	2,964	1,632
Acquired software	5,498	2,976	22,235	4,440
Software services, maintenance and subscriptions	88,329	77,521	348,939	285,340
Appraisal services	3,938	3,525	16,411	15,922
Hardware and other	1,662	1,223	10,143	6,501
Total cost of revenues	100,464	85,694	400,692	313,835

Gross profit	92,817	73,222	355,351	277,187

Selling, general and administrative expenses	42,162	42,507	167,161	133,317
Research and development expense	11,793	8,615	43,154	29,922
Amortization of customer and trade name intangibles	3,458	2,320	13,731	5,905
Operating income	35,404	19,780	131,305	108,043
Other (expense) income, net	(285)	(240)	(1,998)	381
Income before income taxes	35,119	19,540	129,307	108,424
Income tax provision	3,923	10,922	19,450	43,555
Net income	$31,196	$8,618	$109,857	$64,869

Earnings per common share:
Basic	$0.85	$0.24	$3.01	$1.90
Diluted	$0.80	$0.23	$2.82	$1.77

Weighted average common shares outstanding:
Basic	36,653	35,334	36,448	34,137
Diluted	38,975	37,864	38,961	36,552

With the fourth quarter 2016 adoption of ASU 2016-09 related to stock compensation, we were required to apply the new standard as of the beginning of 2016. As a result, the sum of the previously reported quarters and the fourth quarter of 2016 does not equal to the full year 2016 amounts above. Recast amounts can be found in the supplemental financial information section of this release.

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Reconciliation of non-GAAP total revenues
GAAP total revenues	$193,281	$158,916	$756,043	$591,022
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	1,664	3,186	15,063	3,186
Add: Amortization of acquired leases	111	37	444	37
Non-GAAP total revenues	$195,056	$162,139	$771,550	$594,245

Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$92,817	$73,222	$355,351	$277,187
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	1,664	3,186	15,063	3,186
Add: Amortization of acquired leases	111	37	444	37
Add: Share-based compensation expense included in cost of revenues	1,881	1,031	6,548	3,380
Add: Amortization of acquired software	5,498	2,976	22,235	4,440
Non-GAAP gross profit	$101,971	$80,452	$399,641	$288,230
GAAP gross margin	48.0%	46.1%	47.0%	46.9%
Non-GAAP gross margin	52.3%	49.6%	51.8%	48.5%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$35,404	$19,780	$131,305	$108,043
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	1,664	3,186	15,063	3,186
Add: Amortization of acquired leases	111	37	444	37
Add: Share-based compensation expense	8,399	5,723	29,747	20,182
Add: Employer portion of payroll tax related to employee stock transactions	311	1,173	1,001	1,506
Add: Acquisition-related costs	—	5,533	—	5,875
Add: Amortization of acquired software	5,498	2,976	22,235	4,440
Add: Amortization of customer and trade name intangibles	3,458	2,320	13,731	5,905
Non-GAAP adjustments subtotal	$19,441	$20,948	$82,221	$41,131
Non-GAAP operating income	$54,845	$40,728	$213,526	$149,174
GAAP operating margin	18.3%	12.4%	17.4%	18.3%
Non-GAAP operating margin	28.1%	25.1%	27.7%	25.1%

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$31,196	$8,618	$109,857	$64,869
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	19,441	20,948	82,221	41,131
Less: Tax impact related to non-GAAP adjustments	(15,408)	(7,171)	(56,230)	(13,318)
Non-GAAP net income	$35,229	$22,395	$135,848	$92,682
GAAP earnings per diluted share	$0.80	$0.23	$2.82	$1.77
Non-GAAP earnings per diluted share	$0.90	$0.59	$3.49	$2.54

Detail of share-based compensation expense
Cost of software services, maintenance and subscriptions	$1,881	$1,031	$6,548	$3,380
Selling, general and administrative expenses	6,518	4,692	23,199	16,802
Total share-based compensation expense	$8,399	$5,723	$29,747	$20,182

Reconciliation of EBITDA and adjusted EBITDA
GAAP net income	$31,196	$8,618	$109,857	$64,869
Amortization of customer and trade name intangibles	3,458	2,320	13,731	5,905
Depreciation and other amortization included in
cost of revenues, SG&A and other expenses	9,322	5,668	36,570	13,669
Interest expense included in other expense, net	270	292	1,965	292
Income tax provision	3,923	10,922	19,450	43,555
EBITDA	$48,169	$27,820	$181,573	$128,290
Write-downs of acquisition-related deferred revenue	1,664	3,186	15,063	3,186
Acquisition-related costs	—	5,533	—	5,875
Share-based compensation expense	8,399	5,723	29,747	20,182
Adjusted EBITDA	$58,232	$42,262	$226,383	$157,533

With the fourth quarter 2016 adoption of ASU 2016-09 related to stock compensation, we were required to apply the new standard as of the beginning of 2016. As a result, the sum of the previously reported quarters and the fourth quarter of 2016 for the reconciliation of non-GAAP net income and earnings per share does not equal to the full year 2016 amounts above. Recast amounts can be found in the supplemental financial information section of this release.

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	December 31, 2016	December 31, 2015
ASSETS

Current assets:
Cash and cash equivalents	$36,151	$33,087
Accounts receivable, net	200,334	176,360
Current investments and other assets	43,580	37,688
Income tax receivable	2,895	21,080
Total current assets	282,960	268,215

Accounts receivable, long-term portion	2,480	2,777
Property and equipment, net	124,268	101,112

Other assets:
Goodwill	650,237	653,666
Other intangibles, net	267,259	295,378
Non-current investments and other assets	30,741	35,422

Total assets	$1,357,945	$1,356,570

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$63,284	$55,945
Deferred revenue	298,217	281,627
Total current liabilities	361,501	337,572

Revolving line of credit	10,000	66,000
Deferred revenue, long-term	2,140	3,115
Deferred income taxes	68,779	91,026
Shareholders' equity	915,525	858,857

Total liabilities and shareholders' equity	$1,357,945	$1,356,570

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income	$31,196	$8,618	$109,857	$64,869
Adjustments to reconcile net income to cash
provided by operations:
Depreciation and amortization	12,780	7,988	50,301	19,574
Share-based compensation expense	8,399	5,723	29,747	20,182
Provision for losses - accounts receivable	4,484	1,756	4,484	1,756
Deferred income tax benefit	(17,650)	(8,599)	(28,939)	(7,956)
Changes in operating assets and liabilities,
exclusive of effects of acquired companies	12,596	38,127	26,409	35,902
Net cash provided by operating activities	51,805	53,613	191,859	134,327

Cash flows from investing activities:
Cost of acquisitions, net of cash acquired	—	(333,514)	(9,394)	(339,961)
Purchase of cost method investment	—	—	—	(15,000)
Purchase of marketable security investments	(7,189)	(2,516)	(20,316)	(31,907)
Proceeds from marketable security investments	7,581	900	16,837	900
Additions to property and equipment	(8,197)	(3,976)	(37,726)	(12,501)
(Increase) decrease in other	(69)	5	(121)	10
Net cash used by investing activities	(7,874)	(339,101)	(50,720)	(398,459)

Cash flows from financing activities:
(Decrease) increase in net borrowings on revolving line of credit	(24,000)	66,000	(56,000)	66,000
Purchase of treasury shares	(17,339)	—	(111,838)	(645)
Contributions from employee stock purchase plan	1,807	1,304	6,236	4,671
Proceeds from exercise of stock options	8,438	14,791	23,527	23,160
Debt issuance costs	—	(2,134)	—	(2,134)
Net cash (used) provided by financing activities	(31,094)	79,961	(138,075)	91,052

Increase (decrease) in net cash and cash equivalents	12,837	(205,527)	3,064	(173,080)
Cash and cash equivalents at beginning of period	23,314	238,614	33,087	206,167

Cash and cash equivalents at end of period	$36,151	$33,087	$36,151	$33,087

Certain amounts in the prior periods have been reclassified between operating activities and financing activities from the result of the adoption of ASU 2016-09. See supplemental financial information section of this release.

TYLER TECHNOLOGIES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Amounts in thousands, except per share data)
(Unaudited)

Supplemental financial information
With the fourth quarter adoption of ASU 2016-09 related to stock compensation, we were required to apply the new standard as of the beginning of 2016 for the Condensed Consolidated Statements of Income and on a full retrospective basis for all periods in the Condensed Consolidated Statements of Cash Flows. The recast amounts are shown in the charts below.

	Three Months Ended	Three Months Ended		Three Months Ended		Three Months Ended
	December 31, 2016 (a)	September 30, 2016		June 30, 2016		March 31, 2016
	Reported	Reported	Recast	Reported	Recast	Reported	Recast
Income statement data:
Income before income taxes	$35,119	$36,419	$36,419	$30,195	$30,195	$27,574	$27,574
Income tax provision	3,923	14,155	989	11,323	5,188	10,495	9,350
Net income	$31,196	$22,264	$35,430	$18,872	$25,007	$17,079	$18,224

Earnings per common share:
Basic	$0.85	$0.61	$0.97	$0.52	$0.69	$0.47	$0.50
Diluted	$0.80	$0.58	$0.91	$0.49	$0.65	$0.44	$0.47

Weighted average common shares outstanding
Basic	36,653	36,433	36,433	36,160	36,160	36,549	36,549
Diluted	38,975	38,506	39,062	38,196	38,738	38,557	39,071

Reconciliation of GAAP to Non-GAAP data:
GAAP net income	$31,196	$22,264	$35,430	$18,872	$25,007	$17,079	$18,224
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	19,441	20,470	20,470	21,296	21,296	21,014	21,014
Less: Tax impact related to non-GAAP adjustments	(15,408)	(6,613)	(19,779)	(6,944)	(13,079)	(6,819)	(7,964)
Non-GAAP net income	$35,229	$36,121	$36,121	$33,224	$33,224	$31,274	$31,274
GAAP earnings per diluted share	$0.80	$0.58	$0.91	$0.49	$0.65	$0.44	$0.47
Non-GAAP earnings per diluted share	$0.90	$0.94	$0.92	$0.87	$0.86	$0.81	$0.80

TYLER TECHNOLOGIES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended	Three Months Ended		Three Months Ended		Three Months Ended
	December 31, 2016 (a)	September 30, 2016		June 30, 2016		March 31, 2016
	Reported	Reported	Recast	Reported	Recast	Reported	Recast
Cash flow data:
Net cash provided by operating activities	$51,805	$67,091	$79,213	$13,877	$19,520	$40,270	$41,321
Net cash (used) provided by financing activities	$(31,094)	$(77,973)	$(90,095)	$5,668	$25	$(15,860)	$(16,911)

	Twelve Months Ended	Twelve Months Ended
	December 31, 2016 (b)	December 31, 2015
	Reported	Reported	Recast
Income statement data:
Income before income taxes	$129,307	$108,424	*
Income tax provision	19,450	43,555	*
Net income	$109,857	$64,869	*

Earnings per common share:
Basic	$3.01	$1.90	*
Diluted	$2.82	$1.77	*

Weighted average common shares outstanding
Basic	36,448	34,137	*
Diluted	38,961	36,552	*

Reconciliation of GAAP to Non-GAAP data:
GAAP net income	$109,857	$64,869	*
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	82,221	41,131	*
Less: Tax impact related to non-GAAP adjustments	(56,230)	(13,318)	*
Non-GAAP net income	$135,848	$92,682	*
GAAP earnings per diluted share	$2.82	$1.77	*
Non-GAAP earnings per diluted share	$3.49	$2.54	*

TYLER TECHNOLOGIES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Amounts in thousands, except per share data)
(Unaudited)

	Twelve Months Ended	Twelve Months Ended
	December 31, 2016 (b)	December 31, 2015
	Reported	Reported	Recast
Cash flow data:
Net cash provided by operating activities	$191,859	$89,013	$134,327
Net cash (used) provided by financing activities	$(138,075)	$136,366	$91,052

(a) Three months ended December 31, 2016 amounts reflect adoption of ASU 2016-09.
(b) Twelve months ended December 31, 2016 is the sum of recast three months ended March 31, June 30, and September 30, 2016, and reported three months ended December 31, 2016.
* Accounting standard ASU 2016-09 allowed only prospective adoption for the income statement; therefore, the prior annual periods were not recast.